UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Frontdoor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5002

(Registrant’s telephone number, including area code)

frontdoor, inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure below under Item 5.03 is incorporated in this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2021, the stockholders of Frontdoor, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) at the Company’s 2021 Annual Meeting of Stockholders to (1) provide that, effective at the conclusion of the Company’s 2022 Annual Meeting of Stockholders, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend the Charter or for the Company’s stockholders to amend the Bylaws of the Company; (2) clarify that the provisions relating to right to advancement of expenses for the Company’s officers, directors and certain other persons affiliated with the Company shall be deemed a contract right and shall not be diminished by any modification or repeal of such provisions with respect to proceedings arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal; and (3) make other minor clarifying changes. The Board of Directors of the Company additionally approved an amendment to the Charter change the capitalization of the Company’s name from frontdoor, inc. to Frontdoor, Inc.

In accordance with the foregoing approvals, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware, amending Article FIRST, Section 13 of Article FIFTH, and Articles EIGHTH and NINTH of the Charter, effective June 25, 2021 (the “Certificate of Amendment”).

In addition, consistent with the changes to the Charter discussed above, the Board of Directors of the Company approved certain conforming and other amendments to the Company’s Amended and Restated Bylaws, effective June 25, 2021 (the “Amended Bylaws”), to:

(1)	Update the capitalization of Frontdoor, Inc.

(2)	Confirm that notice of stockholders’ meetings and certain other actions by the Board of Directors may be given by electronic transmission and to update the definition of electronic transmission;

(3)

Include a requirement that a stockholder proponent that intends to submit a nomination or other business before an annual meeting in accordance with the Company’s advance notice bylaw provide a representation regarding group participation;

(4)	Eliminate the requirement that a stockholder proponent who nominates a director nominee complete a background questionnaire;

(5)	Eliminate Section 2.16 regarding director reliance on accounts and reports, which was duplicative of other Bylaw provisions;

(6)

Provide that, effective at the conclusion of the 2022 Annual Meeting of Stockholders, the affirmative vote of a of the holders of a majority of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required to for the Company’s stockholders to amend the Bylaws of the Company; and

(7)	Make minor clarifying changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Amended Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)                 Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Frontdoor, Inc. Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws of Frontdoor, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2021	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
Name: Jeffrey A. Fiarman
Title: Senior Vice President, General Counsel and Secretary